                                                                    EXHIBIT 11.2


                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

            (IN THOUSANDS, EXCEPT SHARE PRICE AND PER SHARE AMOUNTS)


                                                                                                                WEIGHTED
                                                                                                                AVERAGE
                                                                                              DAYS               SHARES
                                                                                           OUTSTANDING        OUTSTANDING
                                                                                          --------------     ---------------
Average share price for year ended December 31,
1999 (1)                                                                   $  14.39

BASIC

Common Shares Outstanding:
- --------------------------
As of January 1, 1999                                     73,338                                   365              73,337
Issued on May 13, 1999                                         7                                   233                   5
Issued on September 17, 1999                                   1                                   106                   1
                                                                                                              -------------
                                                                                                                    73,343


Net Income                                                                                                    $     54,299
Less dividends on preferred shares:
   Series A                                                                $  8,513
   Series B                                                                   2,610
   Series C                                                                   6,375
   Series C-1                                                                 2,125
   Series C-2                                                                 2,125
   Series D                                                                  10,625
   Series D-1                                                                 2,125
   Series E                                                                   2,762                                (37,260)
                                                                      ---------------                         --------------

Net Income allocable to common shares                                                                         $     17,039
                                                                                                              ==============

Basic earnings per share amount                                                                               $       0.23
                                                                                                              ==============

DILUTED

COMMON SHARES OUTSTANDING:
- --------------------------
                                                                                                                    73,343

1996 WARRANTS:
- --------------
As of January 1, 1999                                      6,246
Series A Preferred Shares                                 (5,871)
                                                         --------

   Excess 1996 Warrants (a)                                  375
                                                         --------
Per Share Price
   Average Market Price (b)                                                  $14.39
   Exercise Price (c)                                                        $16.01
Common equivalent shares ((b-c)/b)*a                                                               365                   0

1997 WARRANTS:
- --------------
As of January 1, 1999                                      2,090
Series B Preferred Shares                                 (1,800)
                                                        ---------

   Excess 1997 Warrants (d)                                  290
                                                        ---------
Per Share Price
   Average Market Price (b)                                                  $14.39
   Exercise Price (e)                                                        $15.00
Common equivalent shares ((b-e)/b)*d                                                               365                   0


                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                      FOR THE YEAR ENDED DECEMBER 31, 1999

            (IN THOUSANDS, EXCEPT SHARE PRICE AND PER SHARE AMOUNTS)


                                                                                                                  WEIGHTED
                                                                                                                  AVERAGE
                                                                                                DAYS               SHARES
                                                                                             OUTSTANDING         OUTSTANDING
                                                                                            --------------     ---------------
1998 SUBSCRIPTION AGREEMENT:
- ----------------------------
Subscription agreement amount                               465,000
Exchange Rate at 12/31/99                                    0.6535           303,878(g)
Per Share Price
   Average Market Price (b)                                                     14.39
Common equivalent shares (g*.05)/(b*.95)                                        1,111                365                1,111

INVESTOR UNIT RIGHTS:
- ---------------------
Units issued 12/9/98                                                              978                365                  978
Units issued 1/1/99                                                             1,186                365                1,186
                                                                                                                 -------------
Common equivalent shares                                                                                                2,164
                                                                                                                 -------------

Weighted average common and common  equivalent
shares                                                                                                                 76,619
                                                                                                                 =============

Net Income                                                                                                       $     54,299
Add net income allocable to investor unit units                                                                           300
Less net income allocable to preferred shares                                                                         (37,260)
                                                                                                                 -------------
Net income allocable to common shares                                                                            $     17,339
                                                                                                                 =============

Diluted earnings per share amount                                                                                $       0.23
                                                                                                                 =============

Note - The Company's preferred shares and Independence Partnership Units were not included in the earnings per share calculation as their effect is antidilutive.

   (1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.